UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 8, 2009

LAKE VICTORIA MINING COMPANY, INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-53291
(Commission File No.)

1781 Larkspur Drive
Golden, CO   80401
(Address of principal executive offices and Zip Code)

(303) 526-5100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 8, 2009, we entered into a Share Exchange Agreement (the AAgreement@) with Kilimanjaro Mining Company Inc., a Nevada corporation and certain shareholders named therein to acquire all of the issued and outstanding shares of Kilimanjaro Mining Company Inc. in exchange for up to 37,653,549 restricted shares of our common stock.  Closing of the transaction has been scheduled for July 23, 2009 subject to compliance with the terms of the Agreement.  Kilimanjaro Mining Company Inc. currently holds 33 gold prospect licenses.  After the transaction has been completed, Kilimanjaro Mining Company Inc. will be a subsidiary corporation of Lake Victoria Mining Company, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 14th day of July 2009.

LAKE VICTORIA MINING COMPANY, INC.

BY:	HEIDI KALENUIK
Heidi Kalenuik
Secretary Treasurer, and Director